UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
November 8, 2006

PROXYMED, INC.
(Exact name of registrant as specified in its charter)

Florida	000-22052	65-0202059
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification
incorporation)		No.)

1854 Shackleford Court, Suite 200,
Norcross, Georgia 30093-2924
(Address of principal executive offices)

(770) 806-9918
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 8, 2006, ProxyMed, Inc. d/b/a MedAvant Healthcare Solutions (“MedAvant”) announced its financial results for its third quarter ended September 30, 2006. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K. Additionally, on November 9,
2006, MedAvant will hold a teleconference call to report its financial and operating results for the quarter ended
September 30, 2006.

The Company includes in the press release certain non-generally accepted accounting principles (GAAP) financial measures, including earnings before interest, tax, depreciation and amortization (EBITDA). As required by
Regulation G, the press release contains a reconciliation of net loss to EBITDA, as well as a discussion of management’s uses of, and rationale for presenting, the non-GAAP financial measures.

FORWARD LOOKING STATEMENTS - Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. In some cases, forward-
looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects,"
"anticipates," "intends," "plans," "believes," "estimates," and similar expressions. Actual results could differ materially from projected results because of factors such as: the soundness of MedAvant’s business strategies relative to the perceived market opportunities; MedAvant's ability to successfully develop, market, sell, cross-sell, install and upgrade its clinical and financial transaction services and applications to current and new physicians, payers, medical laboratories and pharmacies; the ability to compete effectively on price and support services;
MedAvant's ability and that of its business associates to perform satisfactorily under the terms of its contractual obligations, and to comply with various government rules regarding healthcare and patient privacy; entry into markets with vigorous competition, market acceptance of existing products and services, changes in licensing programs, product price discounts, delays in product development and related product release schedules, any of which may cause revenues and income to fall short of anticipated levels; the availability of competitive products or services; the continued ability to protect our intellectual property rights, implementation of operating cost structures that align with revenue growth; uninsured losses; adverse results in legal disputes resulting in liabilities;
unanticipated tax liabilities; the effects of a natural disaster or other catastrophic event beyond our control that results in the destruction or disruption of any of our critical business or information technology systems. Any of these factors could cause the actual results to differ materially from the guidance given at this time. MedAvant refers you to the cautionary statements and risk factors set forth in the documents MedAvant files from time to time with the Securities and Exchange Commission, particularly MedAvant’s form 10K/A for the year ended December
31, 2005.

MedAvant does not assume any obligation to update information contained in this document. Although the release attached hereto as Exhibit 99.1 may remain available on MedAvant’s website or elsewhere, its continued availability does not indicate that MedAvant is reaffirming or confirming any of the information contained therein.

Item 9.01	Financial Statements and Exhibit.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release of MedAvant dated November 8, 2006, reporting financial results for the third quarter ended September 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProxyMed, Inc.

Date:	November 8, 2006	/s/ John G. Lettko

John G. Lettko
President and Chief Executive Officer

Exhibit 99.1

Investor Relations Contact:	Media Contacts:
Emily Pietrzak	Sarah Zimmerman
MedAvant Healthcare Solutions	MedAvant Healthcare Solutions
925-765-4410	404-368-2598
epietrzak@medavanthealth.com	szimmerman@medavanthealth.com

MEDAVANT ANNOUNCES THIRD QUARTER 2006 RESULTS

ATLANTA (November 8, 2006) — MedAvant Healthcare Solutions (NASDAQ: PILL), a leader in healthcare technology and transaction services, today announced results for the third quarter ended
September 30, 2006.

Financial Highlights

Third Quarter of 2006 compared with Third Quarter of 2005
Net revenue for the third quarter ended September 30, 2006, was $16.0 million, compared with net revenue of $17.8 million for the third quarter ended September 30, 2005. Operating loss for the third quarter was $0.8 million compared with an operating loss for the prior-year period of $98.2 million. The operating loss for 2005 was impacted by a non-cash impairment charge of $95.7 million in our
Transaction Services segment. EBITDA for the third quarter increased to $1.2 million compared with
$11,000 for the prior-year period (see reconciliation of net loss to EBITDA below). Net loss for the third quarter of 2006 was $1.6 million, compared with a net loss of $98.8 million for the prior-year period.
Results for the third quarter of 2006 include the impact of Statement of Financial Accounting Standards
("SFAS") No. 123R, Share-Based Payments, of $0.3 million. The Company recorded fully diluted loss per share of $(0.12) in 2006 compared to $(7.78) in 2005.

Third Quarter of 2006 compared with Second Quarter of 2006
Net revenue for the third quarter ended September 30, 2006, was $16.0 million compared with net revenue of $15.6 million for the second quarter ended June 30, 2006. Operating loss for the third quarter was $0.8 million compared with an operating loss for the second quarter of $1.0 million. EBITDA for the third quarter increased 47.1% to $1.2 million compared with $0.8 million for the second quarter. Net loss for the third quarter was $1.6 million compared with a net loss of $1.8 million for the second quarter.

First Nine Months of 2006 compared with First Nine Months of 2005
Net revenue for the nine months ended September 30, 2006, was $49.6 million compared with net revenue of $60.3 million for the nine months ended September 30, 2005. Operating loss for the nine months was $2.8 million compared with $101.8 million in the prior-year period. The operating loss for
2005 was impacted by a non-cash impairment charge of $96.4 million primarily in our Transaction
Services segment. EBITDA for the first nine months of 2006 was $2.8 million compared with $2.3 million in the prior-year period, net of the $96.4 million impairment charge. Net loss for the first nine months of 2006 was $5.0 million compared with net loss of $103.5 million in the prior-year period. The
Company recorded fully diluted loss per share of $(0.38) in 2006 compared to $(8.17) in 2005.

New Business Activity in Third Quarter

  Launched myMedAvant premium portal services to existing customers and began beta testing that lasted through the full launch of the product on October 23. See below for more information.
  Announced connection with IVANS Inc., which allows providers to verify insurance eligibility for more than 42 million Medicare recipients through MedAvant’s real-time services.
  Launched NPPN.com for clients, patients and providers of MedAvant’s National Preferred Provider Network (NPPN™).

Subsequent Business Activity

  Acquired Medical Resource, LLC (“MRL”) and National Provider Network, Inc. (“NPN”) on October 10, 2006. This acquisition is expected to add $0.05 to $0.07 per share in annualized earnings and 175,000 direct providers to NPPN.
  Launched myMedAvant, a premium real-time, secure portal service for provider and partner clients that provides access to healthcare transaction data through a dashboard view and allows providers to easily verify eligibility, receive remittance details with claim data, and correct problems on claims before they are submitted for payment.
  Installed Class A data center in Richmond, Texas, and began replicating data. This site is the first of two mirrored processing centers that will allow MedAvant to run continuous processing for all clients, even in the event of a disaster.
  Announced 660 new direct contracts representing more than 38,000 new service locations for NPPN.

Commenting on the third quarter results, Chief Executive Officer John Lettko stated, "We are beginning to get traction with the new revenue structure we’ve put in place. In addition to getting closer to profitability, our revenue per day continues to trend up and we lost no significant business in the third quarter. We expect that momentum to continue. In addition, our acquisition of MRL and NPN should generate approximately $1.0 million in new annualized revenue and save us $0.8 million in direct recurring operating costs.”

Douglas J. O'Dowd, Chief Financial Officer, added, "In the second quarter this year, our margin level was 71%. Because we continued to make improvements in the third quarter, our gross margin increased to 71.6% – the highest it has been in two years. We again demonstrated strong expense controls as we reduced SG&A costs by 14.2% from a year ago. We will continue to take steps to improve our cost structure, such as our recently announced contract with ppoONE for cost containment operations that should save us more than $800,000 annually.”

Summary of Financial Results

Statements of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
(in $000's)	2006	2005	2006	2005
Net operating revenues:
Transaction fees, cost containment
services and license fees	$13,478	$15,514	$42,842	$52,699
Communication devices and other tangible goods	2,505	2,255	6,773	7,565
Total operating revenue	15,983	17,769	49,615	60,264

Operating expenses and charges:
Cost of transaction fees, cost containment services and
license fees, excluding depreciation and amortization	3,107	4,539	10,873	17,867
Cost of laboratory communication devices and
tangible goods, excluding depreciation and amortization	1,439	1,286	4,027	3,013
Selling, general and administrative expenses	10,240	11,933	31,930	37,122
Depreciation and amortization	2,036	2,521	5,554	7,687
Write-off of impaired assets	-	95,675	-	96,416
	16,822	115,954	52,384	162,105

Operating loss	(839)	(98,185)	(2,769)	(101,841)

Interest expense, net	757	419	2,239	1,440
Other expense	-	175	-	175
Net loss	$(1,596)	$(98,779)	$(5,008)	$(103,456)

Basic and diluted loss per share	$(0.12)	$(7.78)	$(0.38)	$(8.17)

Basic and diluted weighted average shares outstanding	13,210,188	12,703,702	13,206,993	12,665,084

Reconciliation of EBITDA to net loss
(in 000's) (unaudited)	$(1,596)	$(98,779)	$(5,008)	$(103,456)
Depreciation and amortization	2,036	2,521	5,554	7,687
Write-off of impaired assets	-	95,675	-	96,416
Interest Expense and Other Expense	757	594	2,239	1,615
EBITDA	$1,197	$11	$2,785	$2,262

Summary Balance Sheets (Unaudited)

	September 30,	December 31,
(in $000's)	2006	2005
Current assets	$19,227	$23,717
Long-term assets	51,237	51,924
Total assets	$70,464	$75,641
Current liabilities	$22,229	$23,702
Long-term liabilities	19,470	19,035
Stockholders' equity	28,765	32,904
Total liabilities & equity	$70,464	$75,641

Summary Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30
(in $000's)	2006	2005
Net cash (used in) provided by operating activities	$(1,920)	$4,285
Net cash used in investing activities	(3,121)	(1,968)
Net cash provided by (used in) financing activities	1,339	(7,935)
Net decrease in cash and cash equivalents	(3,702)	(5,618)
Cash and cash equivalents at beginning of period	5,546	12,374
Cash and cash equivalents at end of period	$1,844	$6,756

During the nine months of 2006, the Company used $1.9 million in cash from operations. The Company’s financing and investing activities have been funded primarily through its current credit facility. The Company believes that it has sufficient cash and cash equivalents on hand or available under its credit facility through September 30, 2007, and it anticipates sufficient cash from operations and availability under its credit facility to fund its future operational requirements and capital expenditures, and to provide a sufficient level of capital in order to fund specific research and development projects or to pursue smaller additional strategic acquisitions.

Third Quarter 2006 Conference Call
MedAvant will host its third quarter conference call on November 9, 2006, at 11:00 a.m. EST. The number to call for this interactive teleconference is (800) 573-4752, and the passcode is 19617106. A replay of the conference call will be available through November 16, 2006, by dialing (888) 286-8010 and entering the confirmation number 27115764.

The live broadcast of MedAvant's quarterly conference call will be available online at
www.medavanthealth.com and www.earnings.com on November 9, 2006, beginning at 11:00 am EDT.
The online replay will follow shortly after the call and continue for 30 days.

About MedAvant Healthcare Solutions
MedAvant, a leader in healthcare technology services, provides healthcare transaction processing, medical cost containment services, business process outsourcing solutions and related value-added products to physicians, payers, pharmacies, medical laboratories, and other healthcare suppliers. To facilitate these services, MedAvant operates PhoenixSM, a highly scalable and secure national information platform, which supports real-time direct connectivity and transaction processing between healthcare clients. For more information about MedAvant, please visit the Company's website at
www.medavanthealth.com. MedAvant is a trade name of ProxyMed, Inc.

Note Regarding Use of Non-Generally Accepted Accounting Principles (GAAP) Financial Measures
Certain of the information set forth herein, including EBITDA, are considered non-GAAP financial measures. MedAvant believes this information is useful to investors because it provides a basis for measuring our available capital resources, our operating performance and our cash flow, excluding non-
cash items that would normally be included in the most directly comparable measures calculated and presented in accordance with GAAP in the United States of America.

Our management uses these non-GAAP financial measures along with the most directly comparable
GAAP financial measures in evaluating our operating performance and capital resources and cash flow. Additionally, our availability under our credit facility is dependent on historical EBITDA earnings as defined. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by us may not be comparable to similarly titled amounts reported by other companies.

Forward Looking Statement

Statements in this release that are "forward-looking statements" are based on current expectations and assumptions that are subject to risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates,"
"intends," "plans," "believes," "estimates," and similar expressions. Actual results could differ materially from projected results because of factors such as: the soundness of our business strategies relative to the perceived market opportunities; MedAvant's ability to successfully develop, market, sell, cross-sell, install and upgrade its clinical and financial transaction services and applications to current and new physicians, payers, medical laboratories and pharmacies; the ability to compete effectively on price and support services; MedAvant's ability and that of its business associates to perform satisfactorily under the terms of its contractual obligations, and to comply with various government rules regarding healthcare and patient privacy; entry into markets with vigorous competition, market acceptance of existing products and services, changes in licensing programs, product price discounts, delays in product development and related product release schedules, any of which may cause revenues and income to fall short of anticipated levels; the availability of competitive products or services; the continued ability to protect the company's intellectual property rights, implementation of operating cost structures that align with revenue growth; uninsured losses; adverse results in legal disputes resulting in liabilities; unanticipated tax liabilities; the effects of a natural disaster or other catastrophic event beyond our control that results in the destruction or disruption of any of our critical business or information technology systems. Any of these factors could cause the actual results to differ materially from the guidance given at this time. For further cautions about the risks of investing in MedAvant, we refer you to the documents MedAvant files from time to time with the Securities and Exchange Commission, including, without limitation, its most recently filed Annual Report on Form 10-K/A.

MedAvant does not assume, and expressly disclaims, any obligation to update information contained in this document. Although this release may remain available on our website or elsewhere, its continued
availability does not indicate that we are reaffirming or confirming any of the information contained herein.

-END-